Exhibit 10.35

REPRESENTATION AGREEMENT

This Representation Agreement (this “Agreement”) is made and entered into as of January 5, 2007, by and among John Engates (“Engates”), Rick Cavazos (“Cavazos”), Juan Gutierrez (“Gutierrez), Karl Pichler (“Pichler”), Henry Sauer (“Sauer”), Susan Laves (“Laves”), Beaulieu River 2005, LP, a Texas limited partnership (the “Partnership”), and Knightsbridge, LC, a Texas limited liability company, its general partner (the “General Partner”). Engates, Cavazos, Gutierrez, Pichler, Sauer and Laves are collectively referred to herein as the “Assignees”, and each of the above parties may be referred to in this Agreement as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, the Parties are entering into that certain Agreement and Assignment of Partnership Interest of even date herewith whereby Graham Weston assigns 17.07% of his 99.9% partnership interest in the Partnership to the Assignees (the “Assignment”); and

WHEREAS, in connection with the Assignment, the Partnership and its General Partner desire to make certain representations to each of the Assignees.

WITNESSETH

1. Representations. In connection with the Assignment, the Partnership and its General Partner hereby represent as of the date hereof:

(a)	The Partnership owns and has good and marketable title to 176,372 shares of the common stock of Macro Holding, Inc. (the “Shares”), free and clear of any taxes, liens, security interests, rights of third parties, equities, claims, demands and encumbrances, except for the rights granted in the “Governing Documents” as defined in the Partnership’s Amended and Restated Agreement of Limited Partnership dated January 3, 2007;

(b)	The Partnership’s only asset is the Shares; and

(c)	The Partnership has no liabilities.

2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, distributees, heirs, legal representatives, executors and administrators of each of the Parties.

3. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those to which it is held invalid and unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and when each Party shall have executed one counterpart and delivered it to the other Parties, all the counterparts together shall constitute one and the same instrument, binding on, and enforceable against, each Party. Photocopies, facsimile transmissions, and other productions of this Agreement (with reproduced signatures) shall be deemed to be original counterparts.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in such jurisdiction, without giving effect to any conflicts of laws principles thereof.

[Signature Page To Representation Agreement Follows]

[Signature Page To Representation Agreement]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement to be effective as of the date first above written.

Beaulieu River 2005, LP a Texas limited partnership

By:	Knightsbridge, LC
its General Partner

By:	/s/ Graham Weston
Graham Weston, Manager

Knightsbridge, LC
a Texas limited liability company

By:	/s/ Graham Weston
Graham Weston, Manager

[Signature Page to Representation Agreement (continued)]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement to be effective as of the date first above written.

John Engates

/s/ John Engates

Rick Cavazos

/s/ Rick Cavazos

Juan Gutierrez

/s/ Juan Gutierrez

Karl Pichler

/s/ Karl Pichler

Henry Sauer

/s/ Henry Sauer

Susan Laves

/s/ Susan Laves

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